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                                   EXHIBIT 4.1

                                STOCK CERTIFICATE

Stock Certificate with a Certificate No., the number of shares and the Styling Technology Corporation emblem, with the following text:

"Styling Technology Corporation, incorporated under the laws of Delaware, CUSIP No. 863905 10 5. The Corporation is authorized to issue 10,000,000 shares of Common Stock, par value $.0001 each. This certifies that ________________ is the registered holder of ________ shares of the Common Stock of Styling Technology Corporation, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. In witness whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this _____ day of _______, 19___."

Countersigned and Registered:

CORPORATE STOCK TRANSFER, INC.                   STYLING TECHNOLOGY CORPORATION

_____________________________                    _______________________________
Secretary                                        President

                                                 Corporate Seal

Back of Certificate:  various abbreviations and the language:

"THE CORPORATION WILL FURNISH TO ANY SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS AUTHORIZED TO BE ISSUED.

For value received, ____________ hereby sell, sign and transfer unto _____________ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated: ___________________________, 19 __.

In presence of __________________________.

Notice: The signature of the Assignment must correspond with the name as written upon the face of the Certificate and every particular without alteration or enlargement or any change whatever. Social security or other identifying number of Assignee."